Exhibit 5.1

OPINION OF TIMOTHY KIM, ESQ.

July 1, 2026

Exxon Mobil Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

ExxonMobil Holdings Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

Ladies and Gentlemen:

I am Counsel – Corporate of Exxon Mobil Corporation, a New Jersey corporation (the “Company”) and Counsel – Corporate for ExxonMobil Holdings Corporation, a Texas corporation (the “Registrant”). The Registrant is filing with the Securities and Exchange Commission Post-Effective Amendments on Form S-8 (the “Amendments”) for the purpose of amending, under the Securities Act of 1933, as amended (the “Securities Act”), the following Registration Statements on Form S-8, relating to the Registrant’s common stock, par value $0.001 per share (automatically exchanged from the Company’s common stock, without par value, as of the date of this opinion) (the “Shares”): (i) Registration No. 333-279120, relating to the Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan, (ii) Registration No. 333-183012 relating to the 2003 Incentive Program of Exxon Mobil Corporation, (iii) Registration No. 333-145188 relating to the 2003 Incentive Program of Exxon Mobil Corporation, (iv) Registration No. 333-117980 relating to the 2004 Non-Employee Director Restricted Stock Plan and (v) Registration No. 333-110494 relating to the 2003 Incentive Program of Exxon Mobil Corporation. The Registrant has amended (i) the 2003 Incentive Program of Exxon Mobil Corporation, (ii) the Pioneer Natural Resources Company Second Amended and Restated 2006 Long-Term Incentive Plan and (iii) the 2004 Non-Employee Director Restricted Stock Plan (each of the foregoing plans, as amended, the “Amended Plans”) to reflect the issuance of Shares thereunder.

I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Amendments that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Registrant that I reviewed were and are accurate and (vii) all representations made by the Company and the Registrant as to matters of fact in the documents that I reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, I am of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Amended Plans, will be validly issued, fully paid and non-assessable.

In rendering this opinion, I have assumed that prior to the issuance of any of the Shares the Amendments will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

I am a member of the Bar of the State of Texas, and the foregoing opinion is limited to the New Jersey Business Corporation Act, the Texas Business Organizations Code and the federal laws of the United States of America, except that I express no opinion as to any law, rule or regulation that is applicable to the Company, the Registrant or any documents referred to herein (collectively, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

I hereby consent to the filing of this opinion as an exhibit to the Amendments. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Timothy Kim, Esq.

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